Index to

Exhibit 4.8 Appendices Public Documents

            Notes:
ñ Names of the folders, subfolders, and documents are underlined as below. This Index describes, but EDGAR system may not show, the original folder structure.

I	Equipment folder

This folder contains the external dimension, pictures, technical parameters, configuration specification, installation standards and specification, technical drawings, and other information, of equipments and components. There are, in total, 64 files under this folder, including 12 second-level subfolders and 0 second-level file; 14 third-level subfolders and 41 third-level files; 23 fourth-level files and 0 fourth-level subfolder.

1.	Electronic Catalogue (1,3,4,5) – Carrier
There are, in total, 7 third-level files under this folder respectively as follows:
(a)   (Ex 4.8.2) 02_Carrier Aftersale Introduction & Letter of Commitment file: Introduction and letter of commitment of after-sale service of Carrier.
(b)   (Ex 4.8.3) 30HXC file: External dimension or pictures, technical parameters, configuration specification, installation standard and specification, technical drawings, etc of 30HXC screw type water chiller.
(c)   (Ex 4.8.4)39CBF39CBFI file: External dimension or pictures, technical parameters, configuration specification, installation standard and specification, technical drawings, etc of 39CBF39CBFI Central-station air conditioning unit.
(d)   (Ex 4.8.5)42CE file: External dimension or pictures, technical parameters, configuration specification, installation standard and specification, technical drawings, etc of 42CE fan-coil unit.
(e)   (Ex 4.8.6) 42CV file: External dimension or pictures, technical parameters, configuration specification, installation standard and specification, technical drawings, etc of 42CV fan-coil unit.
(f)   (Ex 4.8.7) Configuration Specification of Carrier Air-Conditioning Unit file: Configuration specification of Carrier air conditioning unit.
(g)   (Ex 4.8.8) Technical Parameters Table of Screw Compressor Unit file: Table of technical parameters of screw unit.

2.	Electronic Catalogue (2) - Vertical All-Fresh-Air Ventilation Air Conditioner
There are, in total, 3 third-level files under this folder respectively as follows:
(a)   (Ex 4.8.9) Tech Parameters.doc file: It contains the description of technical specifications.

(b)   (Ex 4.8.10) Exterior Graph.jpg file: It contains the description of external dimension parameters of different type of equipments.
(c)   (Ex 4.8.11) ExteriorMeasures.jpg file: It contains the description of dimension drawings of equipments.

3.	Electronic Catalogue (6) – Grundfos
There are, in total, 8 third-level files under this folder, which respectively describes the external dimension, pictures, technical parameters, configuration specification, installation standards and specification, technical drawings, etc., of the Grundfos pumps.
(a)   (Ex 4.8.12) NBG125-80-160 - 161 file: It contains the description of technical parameters of this type of equipment.
(b)   (Ex 4.8.13) NBG125-80-160 - 167.doc file: It contains the description of technical parameters of this type of equipment.
(c)   (Ex 4.8.14) NBG125-100-160 - 169 file: It contains the description of technical parameters of this type of equipment.
(d)   (Ex 4.8.15) NBG 125-80-160 - 161 file: It contains the description of technical parameters of this type of equipment.
(e)   (Ex 4.8.16) NBG 125-80-160~167 file: It contains the external dimension and components dimension drawings of this type of pump.
(f)   (Ex 4.8.17) NBG 125-100-160~169 file: It contains the external dimension and components dimension drawings of this type of pump.
(g)   (Ex 4.8.18) NBG 161: It contains the external dimension and components dimension drawings of this type of pump.
(h)   (Ex 4.8.19) Selection Explanation for SUNTEC Water Pump.doc: It contains the comparison description between the parameters of pump selected by Sunshine Company and the parameters supplied by the design institute.

4.	Electronic Catalogue (7) - Water Tank
There are, in total, 2 third-level files under this folder, which respectively describes the drawings of water tank as well as the external dimension or picture, technical parameter, configuration specification, installation standard and specification of products.
(a)   (Ex 4.8.20) 090521Water Tank Drawing - Scheme Drawing.dwg file: It contains the design solutions and drawings of water tank.
(b)   (Ex 4.8.21) NZP-Series NZP Floor-Mounted Expansion Tank.doc file: It contains the product introduction and working principle of NZP series floor-mounted expansion water tank.

5.	Electronic Catalogue (8) - Exhaust Fan & Fan Box
There are, in total, 2 third-level files under this folder, which respectively describes the drawings of products as well as the external dimension or picture, technical parameter, configuration specification, installation standard and specification of products.
(a)   (Ex 4.8.22) 090218Fan Box - Airtight.doc file: It contains the name of components, material specification and manufactory of this type of equipments.
(b)   (Ex 4.8.23) 090218Fan Box - Airtight.doc file: It contains the technical parameters and external dimension drawing of this type of equipments.

6.	Electronic Catalogue (9) - Fire Protection & Smoke Control Centrifugal-Fan Box
There are 3 third-level files under this folder:
(a)   (Ex 4.8.24) Table of configuration of 4.HTFC-I~Ⅳ series fan case: It contains the list of main components and materials of the equipments.
(b)   (Ex 4.8.25) Photo file: It contains the photocopy documents of the performance parameter table of BF fan case.
(c)   (Ex 4.8.26) Photo 001: It contains the photocopy documents of the performance parameter table of HTFC-V cabinet type centrifugal fan.

7.	Electronic Catalogue (10) - Fan Filter Units (FFU)
There are, in total, 2 third-level files under this folder respectively as follows:
(a)   (Ex 4.8.27) Pictures of 20090501(067) laminar hood.
(b)   (Ex 4.8.28) Scheme for FFU programme design drawing and description.

8.	Electronic Catalogue (11) - Pass Window
There are, in total, 5 third-level files under this folder, which mainly includes 3 pictures of pass window as well as programme design drawing and selection description.
(a)  (Ex 4.8.29) Drawing of Standard Type Pass Window: It contains the design drawing of standard pass window.
(b)  (Ex 4.8.30) Ordinary1: It contains the outline photos of finished pass window.
(c)  (Ex 4.8.31) Ordinary: It contains the outline photos of finished pass window.
(d)  (Ex 4.8.32) Outline of Pass Window: It contains the outline photos of finished pass window.
(e)  (Ex 4.8.33) Selection Table for Ordinary Type Pass Window: It contains the specification selection table of ordinary type pass window.

9.	Electronic Catalogue (12) – Cold Storage
There are, in total, 4 third-level files under this folder, which is respectively the external dimension or pictures, technical parameter, configuration specification, installation standard and specification, technical drawings, etc.
(a)  (Ex 4.8.34) DR: It describes the function and feature of DR-200 temperature printing recorder.
(b)  (Ex 4.8.35) Specification of Cold Storage: It contains the list of specification of cold storage.
(c)  (Ex 4.8.36) Structural Plan for Bottom Bracket of Cold Storage: It contains the design drawing of structural plan and bottom bracket of cold storage.
(d)  (Ex 4.8.37) Structural Plan: It contains the design and installation drawing of cold storage.

10.	Electronic Catalogue (13) – Sanitation
There are, in total, 4 third-level files under this folder, which respectively includes 2 pictures of washtub as well as washtub and specification.

(a)  (Ex 4.8.38) Stainless Steel Shoe Cabinet: It contains the programme design drawing of shoe cabinet.
(b)  (Ex 4.8.39) Wash Basin: It contains the programme design drawing of wash basin for the clean area.
(c)  (Ex 4.8.40) Wash Bowl: It contains the outline photos of finished wash bowl.
(d)  (Ex 4.8.41) Washtub: It contains the outline pictures of finished washtub.

11.	Electronic Catalogue (17) - Reducing Valve
There are, in total, 1 third-level files under this folder.
(a)   (Ex 4.8.42) Spirax Sarco: It contains the product specification of the manufactory of reducing valve.

12	Self-Control Components:
There are, in total, 14 third-level subfolders, 20 fourth-level files.
(a)  Actuator of Air Valve-GDB161.1E: There are, in total, 1 fourth-level files.
(i) (Ex 4.8.43) Actuator of Air Valve-GDB161.1E: It contains the product performance, parameters, etc of GDB/GLB16…1 series actuator of air valve.
(b)  Actuator of Electrically Operated Valve:There are, in total, 6 fourth-level files as follows:
(i) (Ex 4.8.44) Actuator - SKB Series. It contains the product performance, parameters, etc of this series of electronic actuator.
(ii) (Ex 4.8.45) Actuator - SKC Series. It contains the product performance, parameters, etc of this series of electronic actuator.
(iii) (Ex 4.8.46) Actuator - SKD62. It contains the product performance, parameters, etc of this series of electronic actuator.
(iv) (Ex 4.8.47) Actuator – SQL Series. It contains the product performance, parameters, etc of this series of electronic actuator.
(v) (Ex 4.8.48) SQS Series. It contains the product performance, parameters, etc of this series of electronic actuator.
(vi) (Ex 4.8.49) SQX Series. It contains the product performance, parameters, etc of this series of electronic actuator.
(c)   Air Duct's Temperature & Humidity SensorEE16: There are 1 fourth-level files as follows :
(i) (Ex 4.8.50) Temperature & Humidity-EE16_e.pdf : It contains the product introduction of temperature-humidity sensor EE16 of air hose.
(d)   Butterfly Valve :There are 1 fourth-level files
(i) (Ex 4.8.51) Butterfly Valve - VKF Series: It contains the product introduction of VKF series butterfly valve
(e)   Controller CPU315-2DP and Module: There are 1 fourth-level files
(i) (Ex 4.8.52) Product catalogue of S7-300 controller: It contains the product catalogue of S7-300 controller
(f)   Differential Pressure Switch 604: It contains the introduction of differential pressure switch.  There are, in total, 1 fourth-level file.
(i) (Ex 4.8.53) Differential Pressure Switch-604.docx

(g)   Monitoring Software-WINCC: There are, in total, 1 fourth-level file.
(i) (Ex 4.8.54) Introduction of WINCC: It contains the introduction of monitoring software WICC application program.
(h)   Room's Micro-Differential Pressure Sensor-266E : There are, in total, 1 fourth-level file.
(i) (Ex 4.8.55) Micro-Differential Pressure-266E file: It contains the product introduction of room's micro-differential pressure sensor
(i)   Room's Micro-Differential Pressure Sensor with Indicator :There are, in total, 1 fourth-level file.
(i) (Ex 4.8.56) DM-2000: It contains the product introduction of DM2000 type room's micro-differential pressure sensor with indicator.
(j)   Room's Temperature & Humidity Sensor EE10 : There are, in total, 1 fourth-level file.
(i) (Ex 4.8.57) Temperature & Humidity – EE10: It contains the product introduction of EE10 type temperature-humidity sensor.
(k)   Touch Screen : There are, in total, 1 fourth-level file.
(i) (Ex 4.8.58) SIMATIC_PANEL_Catalogue_4030 : It contains the introduction of touch screen series products made by SIMATIC.
(l)   Two-Way Valve-VVF31 : There are, in total, 1 fourth-level file.
(i) (Ex 4.8.59) Two-Way Valve-VVF31: It contains the product introduction of VVF31 type two-way valve.
(m)   Two-Way Valve-VVG41.44 : There are, in total, 2 fourth-level files.
(i) (Ex 4.8.60) Two-Way Valve - VVG41 Series: It contains the product introduction of VVG41 type two-way valve.
(ii) (Ex 4.8.61) Two-Way Valve - VVG44 Series: It contains the product introduction of VVG44 type two-way valve.
(n)   Two-Way Valve-VVI: It contains the product introduction of VVI type two-way valve. There are, in total, 1 fourth-level files.
(i) (Ex 4.8.62) Two-Way Valve-VVI:It contains the product introduction of VVI type two-way valve.

II	Design Drawings folder:

1. Electrical folder:

(a)   AUTOMATIC CONTROL- Secondary subfolder:
(Ex 4.8.63) AC System Control Points file: It contains the statistic table of automatic control points of Shenyang Sunshine plant.)
(b)   (Ex 4.8.64) Components in Distribution Box file: It contains the detailed list of power distribution board of Shenyang Sunshine.
(c)   (Ex 4.8.65) Electrical Distribution Box file:It contains the detailed list of electric power distribution board of Shenyang Sunshine.
(d)   (Ex 4.8.66) Power Consumption – Workshop file :It contains the calculation sheet of total power distribution capacity of the plant.
(e)   (Ex 4.8.67) Room Parameters file:It contains the table of parameters of lighting in rooms.

(f)   (Ex 4.8.68) Summery-1 file :It contains the summary table of rooms supplied by Sunshing Company and telephone network requirement table.

2. Pipeline folder:
(1)(Ex 4.8.69) Design and Construction Specification file: It contains the construction design description.

3. Interior folder:
(a) (Ex 4.8.70) Doors & Windows – summary file: It contains the statistic table of quantity and location of doors and windows.

III Document List folder: This folder contains the internally-used catalogues of the documents contained in the appendices other than appendix 1. There are, in total, 14 second-level files and 0 second-level subfolders under the folder. Item (a) “Accessory Document List” is equivalent to the Misc 4 document. All item (b) to (n) catalogue the design drawings, in accordance with technical customs.

(a)   (Ex 4.8.71) Accessory Documents List.
 It contains the internally-used first-level catalogue of the documents contained in the appendices other than appendix 1.
(b)   (Ex 4.8.72) CATALOGUE OF INTERIOR DECORATION 1
 It contains the catalogue of heating ventilation drawings.
(c)   (Ex 4.8.73) CATALOGUE OF PIPELINE 1.
 It contains the catalogue cover of pipeline system.
(d)   (Ex 4.8.74) COVER PAGE OF HEATING VENTILATION.
 It contains the catalogue cover of air conditioning system.
(e)   (Ex 4.8.75) COVER PAGE OF INTERIOR DECORATION.
 It contains the catalogue cover of interior decoration.
(f)   (Ex 4.8.76) COVER PAGE OF PIPELINE.
 It contains the catalogue cover of pipeline system.
(g)   (Ex 4.8.77) ELECTRIC CATALOGUE 1.
 It contains the catalogue of electrical drawings 1.
(h)   (Ex 4.8.78) ELECTRIC CATALOGUE 2
 It contains the catalogue of electrical drawings 2.
(i)   (Ex 4.8.79) ELECTRIC CATALOGUE 3.
 It contains the catalogue of electrical drawings 3.
(j)   (Ex 4.8.80) ELECTRIC COVER PAGE.
 It contains the catalogue cover of electrical system documents.
(k)   (Ex 4.8.81) LIST OF HEATING VENTILATION DRAWINGS 1.
It contains the catalogue of air conditioning system documents 1.
(l)   (Ex 4.8.82) LIST OF HEATING VENTILATION DRAWINGS 2
It contains the catalogue of air conditioning system documents 2.

(m)   (Ex 4.8.83) LIST OF HEATING VENTILATION DRAWINGS 3.
It contains the catalogue of air conditioning system documents 3.
(n)   (Ex 4.8.84) LIST OF HEATING VENTILATION DRAWINGS 4.
It contains the catalogue of air conditioning system documents 4.

IV	(Ex 4.8.85) Misc 1 file.

It contains the name, coding and numbering of certain sealed samples of the cleanroom project.

V	(Ex 4.8.86) Misc 2 file.

It contains the list of sealed sample of project material for the color steel plate maintenance structure.

VI	(Ex 4.8.87) Misc 3 file.

It contains the list of sealed sample of materials for the heating ventilation project.

VII	(Ex 4.8.88) Misc 4 file.

This contains the internally-used first-level catalogue of the documents contained in the appendices other than appendix 1.

VIII	(Ex 4.8.89) Quotations Specifications and Other Info (REDACTED) file:

It contains the quotation and details; construction scope; quantity, specification, technical standard, manufacturing, and quality standards of equipments and components; unit price and total price; and other information.

IX	(Ex 4.8.90) SUNTEC Memos 20090608-5 file:

This file contains meeting memo which refers to other covenants related to the implementation requirements for the project and contracts during the technical communication procedure.

X	(Ex 4.8.91) URS Responses-SUNTEC090608 file:

This file contains specific design requirements, design standards, main parameter and index requirements, after-sale service requirements, devices and material requirements, and acceptance standards which are put forth by Sunshine company on the factory construction, as well as specific measures and methods responded by the construction party for the requirements proposed by Sunshine company item by item.